EXHIBIT C

NOTICE OF INTENT TO TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

CITIGROUP ALTERNATIVE INVESTMENTS
MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase Dated March 26, 2010

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT SERVICING BY FRIDAY, APRIL 23, 2010.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY,
APRIL 23, 2010, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver to via U.S Post Service mail to:

Citigroup Alternative Investments c/o
PNC Global Investment Servicing
PO Box 9861
Providence RI 02940-5078

or via overnight private shipping service to:

Citigroup Alternative Investments c/o
PNC Global Investment Servicing
101 Sabin Street
Pawtucket RI 02860

For additional information:

Phone: (800) 305-0816

Fax: (508) 599-6082

You may also direct questions to your financial consultant.

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) (such Shares designated as “Multi-Strategy Series G” Shares) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 26, 2010 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

A promissory note for the purchase price will be held in the undersigned’s account with his or her authorized placement agent designated for this purpose.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the same account.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of June 30, 2010, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

PLEASE FAX OR MAIL VIA U.S. POST SERVICE IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:  CITIGROUP ALTERNATIVE INVESTMENTS C/O PNC GLOBAL INVESTMENT SERVICING, PO BOX 9861, PROVIDENCE RI 02940-5078; OR VIA

 PRIVATE OVERNIGHT SERVICE TO CITIGROUP ALTERNATIVE INVESTMENTS C/O PNC GLOBAL INVESTMENT SERVICING, 101 SABIN STREET, PAWTUCKET RI 02860.  FOR ADDITIONAL INFORMATION: PHONE (800) 305-0816  FAX: (508) 599-6082.  IF THE MEMBER CHOOSES TO FAX THE NOTICE OF INTENT TO TENDER, IT SHOULD MAIL THE ORIGINAL NOTICE OF INTENT TO TENDER TO PNC GLOBAL INVESTMENT SERVICING PROMPTLY AFTER IT IS FAXED (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, APRIL 23, 2010).

PART 1.	NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE FOR EACH):

Name of Member:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Name of Joint Member:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

PART 2.	SHARES BEING TENDERED (PLEASE SPECIFY DOLLAR AMOUNT):

Such tender is with respect to (specify one):

All of the undersigned’s Shares.

A portion of the undersigned’s Shares expressed as a specific dollar amount.

$ __________

A minimum account balance of $25,000 (or any lower amount equal to a Member’s initial subscription amount net of placement fees) must be maintained after taking into account this tender (the “Required Minimum Balance”).  The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below the Required

Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	PAYMENT.

CASH PAYMENT

Cash payments will be wire transferred to the account from which the undersigned’s most recent subscription funds were debited.  Please confirm that account number:

 Account Number

PROMISSORY NOTE

The promissory note will be held in the undersigned’s account referenced above.  A copy may be requested by calling (800) 305-0816 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

PART 4.	SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)
Date:	Date: